Exhibit 99.1

The expenses to be incurred by CMS Energy Corporation relating to the offering of $350,000,000 principal amount of its 3.45% Senior Notes due 2027, under CMS Energy Corporation’s Registration Statement on Form S-3 (Registration No. 333-195496)  and a related prospectus supplement filed with the Securities and Exchange Commission and dated February 8, 2017 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$40,505
Services of Independent Registered Public Accounting Firms	55,000
Trustee Fees and Expenses	12,000
Legal Fees and Expenses	40,000
Rating Agency Fees	525,000
Printing and Delivery Expenses	8,000
Miscellaneous Expenses	12,000
Total	$692,505